UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2007

ACXIOM CORPORATION (Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2007, the Board of Directors of the Company approved and adopted amendments to the Company’s bylaws (as amended, the “Bylaws”), effective immediately, to (i) add new language to Section 2, Article III providing for majority voting in the election of directors (i.e., each director will be elected only if the number of shares voted in favor of such candidate exceeds the number of shares voted against him or her at any meeting for the election of directors at which a quorum is present), provided that the directors will be elected by a plurality of the votes cast at any meeting for which there is a contested election as of the 14th day prior to the distribution date of the Company’s proxy materials; (ii) add new language to Section 15, Article II regarding eligibility requirements of shareholder nominees for director; (iii) amend the dates in Sections 15 and 16, Article II by which shareholders must submit director nominees and other shareholder proposals so as to conform to the deadlines for shareholder proposal submissions set forth in Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934; and (iv) allow for uncertificated shares which will be eligible for listing and transfer on a direct registration system, thereby eliminating the need for traditional paper certificates. Other provisions of the Bylaws were updated or amended so as to conform to current conditions and/or legal requirements.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

In connection with the amendments to the Bylaws establishing a majority voting standard for the election of directors, the Company adopted amendments to its Corporate Governance Principles defining a resignation process to be followed in connection with uncontested elections of directors. Prior to the mailing of the proxy materials for any such meeting at which directors are to be elected, each director nominee must tender his or her resignation, which will become effective upon (i) a failure of the nominee to receive the requisite vote to be elected as a director, and (ii) acceptance of the nominee’s resignation by the board. If any nominee fails to be elected by a majority of the votes cast, the Governance / Nominating Committee of the Board of Directors will consider the nominee’s proffered resignation and will make a recommendation to the board. The board will make a final decision as to whether to accept or reject the resignation based on factors it deems relevant. The decision will be made within 90 days of the certification of the shareholder vote and will be publicly disclosed. During the interim, any director who has failed to receive a majority vote will continue to participate in board activities with the exception of any matters relating to his/her resignation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
3.1	Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Company